Exhibit 99.2
MedAssets, Inc.
Unaudited pro forma condensed combined financial
Information
MedAssets, Inc. (“MedAssets”) completed the acquisition of Broadlane Intermediate Holdings, Inc. (“Broadlane”) on November 16, 2010 (the “Acquisition”) pursuant to that certain Stock Purchase Agreement by and among Broadlane Intermediate Holdings, Inc., Broadlane and MedAssets, dated as of September 14, 2010 (the “Purchase Agreement”).
As required by Item 9.01 of Form 8-K and Article 11 of Regulation S-X, the following unaudited pro forma condensed combined balance sheet as of September 30, 2010 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2009 and the nine months ended September 30, 2010 are presented to illustrate the pro forma effects of the Acquisition on MedAssets’ historical financial statements by giving effect to the acquisition as of the beginning of the applicable period or as of the applicable date (January 1, 2009 for the unaudited pro forma condensed combined statements of operations and September 30, 2010 for the unaudited pro forma condensed combined balance sheet).
These unaudited pro forma condensed combined financial statements also give effect to the following transactions, in each case, as of the beginning of the applicable period or as of the applicable date: (i) the entry into a new senior secured credit facility consisting of a five-year $150.0 million senior secured revolving credit facility and a six-year $635.0 million senior secured term loan facility (the “Credit Agreement Financing”); and (ii) the issuance of $325.0 million aggregate principal amount of 8% senior notes due November 18, 2018 (the “Notes Offering”). The Acquisition, the Credit Agreement Financing and the Notes Offering are collectively referred to as the “Transactions”.
The Acquisition has been accounted for using the acquisition method of accounting under Accounting Standards Codification No. 805, Business Combinations. Accordingly, the assets and liabilities of the acquired entity were recorded at their estimated fair values at the date of acquisition. The excess of the purchase price over fair value of the net assets acquired and liabilities assumed was allocated to goodwill. The purchase price and allocation thereof are preliminary (and may change materially) and are subject to adjustment pending further assessments during the measurement period (up to one year from the acquisition date) as we finalize valuations of the net tangible and intangible assets acquired in the Acquisition. Adjustments to the preliminary purchase price allocations may be material.
The unaudited pro forma condensed combined financial statements include pro forma adjustments based upon available information and certain assumptions that management believes to be reasonable under the circumstances. Certain pro forma adjustments reflect the reclassification of amounts presented in Broadlane’s financial statements in a manner that conforms to MedAssets’ manner of presentation.
In connection with the plan to integrate the operations of MedAssets and Broadlane, management anticipates that certain material charges, such as severance, relocation expenses, facility consolidation expenses, technology and infrastructure integration expenses, impairment of duplicative assets and other costs, will be incurred. Management cannot yet determine with certainty the timing, nature and extent of such charges and has not made any adjustment for these anticipated charges in the accompanying unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements also do not reflect any changes in operations, and associated cost savings, that MedAssets has implemented or may implement with respect to the combined companies.
These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial position that would have actually been reported had the Transactions occurred at the beginning of the applicable period or as of the applicable date, nor are they necessarily indicative of future results of operations or financial position. These unaudited pro forma condensed consolidated combined financial statements are presented based on the results of operations and financial condition of MedAssets and Broadlane as of the applicable date of such statements. The actual results reported in the periods following the Transactions may differ significantly from that reflected in these unaudited pro forma condensed consolidated combined financial statements for a number of reasons, including, but not limited to, MedAssets’ or Broadlane’s results of operations, financial condition or other transactions or developments that occurred following September 30, 2010.
The unaudited pro forma condensed combined financial statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes included in MedAssets’ filings with the Securities and Exchange Commission as well as those of Broadlane previously filed with the Securities and Exchange Commission on November 19, 2010 by MedAssets on its Current Report on Form 8-K.

Unaudited pro forma condensed combined
balance sheet as of September 30, 2010

			Pro forma
(In thousands, except share and per share amounts)	MedAssets	Broadlane	adjustments		Pro forma
Assets
Current Assets
Cash and cash equivalents	$8	$48,145	$(36,478)	(a)	$11,675
Accounts receivable, net	75,692	11,881	34,500	(c)	122,073
Deferred tax assets	19,846	7,212	(4,815)	(m)	22,243
Prepaid expenses and other current assets	14,599	4,861	—		19,460

Total current assets	110,145	72,099	(6,793)		175,451
Property and equipment, net	61,318	26,068	(12,127)	(d)	75,259
Other long term assets
Goodwill	512,485	184,115	375,843	(e)	1,072,443
Intangible assets, net	79,529	177,840	242,060	(f)	499,429
Other	18,857	2,264	39,802	(g)	60,923

Other long term assets	610,871	364,219	657,705		1,632,795

Total Assets	782,334	462,386	638,785		1,883,505

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	7,325	12,070	(10,057)	(h)	9,338
Accrued revenue share obligations and rebates	25,153	24,448	17,750	(i)	67,351
Accrued payroll and benefits	6,867	6,243	5,906	(h)	19,016
Other accrued expenses	11,409	—	1,542	(j)	12,951
Deferred revenue, current portion	30,514	915	(915)	(k)	30,514
Current portion of notes payable	2,499	10,228	(6,375)	(l)	6,352
Current portion of finance obligation	177	—	—		177

Total current liabilities	83,944	53,904	7,851		145,699
Notes payable, less current portion	171,016	166,532	616,100	(l)	953,648
Finance obligation, less current portion	9,557	—	—		9,557
Deferred revenue, less current portion	9,057	—	—		9,057
Deferred tax liability	28,037	59,057	90,007	(m)	177,101
Deferred payment liability	—	—	121,250	(n)	121,250
Other long term liabilities	2,668	4,243	(4,673)	(o)	2,238

Total liabilities	304,279	283,736	830,535		1,418,550
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized; 57,964,000 issued and outstanding on an actual and pro forma basis at September 30, 2010	580	—	—		580
Additional paid in capital	662,133	203,391	(203,391)	(p)	662,133
Accumulated other comprehensive loss	(1,028)	—	1,028	(p)	—
Accumulated deficit	(183,630)	(24,741)	10,613	(p)	(197,758)

Total stockholders’ equity	478,055	178,650	(191,750)	(p)	464,955

Total liabilities and stockholders equity	$782,334	$462,386	$638,785		$1,883,505

See notes to unaudited pro forma condensed combined balance sheet

Notes to unaudited pro forma condensed combined balance sheet

(a)	The following table sets forth the estimated sources and uses of cash in the Transactions, assuming they had occurred on September 30, 2010 excluding the $125 million deferred payment amount payable in cash on or before January 4, 2012 (“the Deferred Payment Amount”) (in thousands):

Sources
New revolving credit facility(1)	$—
New senior secured term loan facility(2)	$635,000
Notes offering(3)	$325,000
Cash and cash equivalents of MedAssets and Broadlane	$36,478

$996,478

Uses:
Seller cash consideration	$580,379
Repayment of MedAssets existing senior credit facility(4)	$175,171
Repayment of Broadlane’s existing indebtedness(5)	$184,140
Estimated transaction fees and expenses(6)	$56,788

$996,478

(1)	In connection with the Acquisition, we entered into a $150.0 million senior secured revolving credit facility with a five-year maturity. We issued a $1.0 million letter of credit to replace an existing letter of credit.

(2)	In connection with the Acquisition, we entered into a $635.0 million senior secured term loan facility with a six-year maturity. The entire amount of the new senior term loan facility was drawn at the closing of the Acquisition.

(3)	In connection with the Acquisition, we issued $325.0 million aggregate principal amount of 8% senior notes due November 15, 2018.

(4)	Reflects the outstanding principal amount of MedAssets’ existing senior credit facility of $173.5 million, which was repaid in full at the closing of the Acquisition, together with an approximate $1.7 million estimated amount payable to terminate a related interest rate swap.

(5)	Reflects the face amount (gross of original issue discount of $2.3 million) of Broadlane’s existing indebtedness of $179.1 million plus accrued interest of approximately $2.0 million, together with an approximate net $3.0 million estimated amount payable to terminate a related interest rate swap and interest rate cap.

(6)	Reflects the estimated fees and expenses associated with the Transactions, as described in the table below (in thousands):

Deferred financing costs:
Financing fees(i)	$41,925
Other financing costs(ii)	4,591

Total deferred financing costs	$46,516
Costs to be expensed by MedAssets:
Other financing and transaction costs(ii)	10,272

Total estimated transaction costs	$56,788

(i)	Reflects estimated financing fees we incurred in connection with the Credit Agreement Financing and the Notes Offering which will be capitalized and amortized over the terms of the applicable indebtedness.

(ii)	Represents estimated remaining transaction costs, other than those costs included in (i) above, including fees attributable to professional advisors and other fees associated with the completion of the Transactions, which will be allocated between deferred financing costs and expenses associated with the Transactions based on a study that is not yet complete. Accordingly, the actual amounts incurred and allocated to deferred financing costs and transaction expenses, and the corresponding amount of amortization and current expense, respectively, may be different from the amounts presented herein. The tax deductibility of these costs will be determined based upon a study that is not yet complete. Therefore, no estimated tax benefit related to these costs has been reflected in the pro forma financial information presented herein.

(b)	Reflects our preliminary estimate of the preliminary purchase price and the preliminary estimated purchase price allocation related to the Acquisition. We have made significant assumptions and estimates in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase price in the unaudited pro forma financial statements contained herein. These preliminary estimates and assumptions may change materially during the measurement period (up to one year from the acquisition date) as we finalize the estimates of the net tangible assets, identified intangible assets, and resultant goodwill based upon finalization of appraisals and valuation studies that are not yet complete.

The following reflects the preliminary estimated purchase price and preliminary estimated purchase price allocation to the fair value of assets acquired and liabilities assumed (in thousands)(1):

Consideration:(2)
Cash payments:
Cash to sellers		$580,379
Less: cash acquired		(48,145)

Net cash to sellers		532,234
Repayment of Broadlane indebtedness		184,140
Present value of deferred payment @ 2.6% (Item (n))		121,250

Net consideration		$837,624
Allocated to:
Administrative fees receivable (Item (c))	$34,500
Accounts receivable	11,881
Deferred tax asset (Item (m))	667
Prepaid and other assets	4,861
Fixed assets	13,941
Other long-term assets	110
Accounts payable	(2,015)
Accrued revenue share obligations on administrative fees receivable (Item (i))	(17,750)
Accrued revenue share obligations and rebates	(24,448)
Accrued payroll and benefits	(12,149)
Other accrued expenses	(1,542)
Other long-term liabilities	(1,226)
Deferred tax liabilities (Item (m))	$(149,064)

Net liabilities assumed		(142,234)
Intangible assets (Item (f))		419,900

Unallocated excess purchase price (Item (e))		$559,958

(1)	For purposes of computing pro forma adjustments, we have assumed that certain historical values of assets acquired and liabilities assumed reflect fair value. We have estimated a fair value adjustment for certain accounts receivables as described in Item (c) and related accrued revenue share obligations as described in Item (i) and identifiable intangible assets such as a non-compete agreement, developed technology assets, tradenames, and customer relationship assets as described in Item (f) using a preliminary valuation study estimate. We have also estimated a fair value adjustment for the fixed assets, which were comprised of equipment, purchased software, furniture and fixtures and leasehold improvements, using a preliminary valuation study estimate. The remaining excess of the preliminary estimated purchase price over the fair value of tangible and identifiable intangible assets acquired and liabilities assumed is recorded as goodwill as noted in Item (e).

(2)	For purposes of computing pro forma information, the purchase consideration above reflects the amount of purchase consideration calculated as of September 30, 2010. The actual purchase consideration changed based on normal course changes of working capital amounts inclusive of cash amounts received and cash payments made subsequent to September 30, 2010, the amount of actual closing indebtedness, and other adjustments as required by the Purchase Agreement. In addition, we may be required to make certain payments to the seller related to tax benefits associated with costs incurred on or prior to the transaction date. We have not included an estimate of these amounts, if any, in computing our preliminary estimated purchase price.

(c)	Reflects the preliminary fair value of administrative fees related to customer purchases that occurred prior to the transaction date but were reported to us subsequent to the transaction date. Under our revenue recognition accounting policy, which is in accordance with generally accepted accounting principles, these administrative fees would be ordinarily recorded as revenue when reported to us; however, the acquisition method of accounting requires us to estimate the amount of purchases occurring prior to the transaction date and to record the fair value of the administrative fees to be received from those purchases as an account receivable (as opposed to recognizing revenue when these transactions are reported to us) and record any corresponding revenue share obligation as described in Item (i) as a liability.

(d)	Reflects the elimination of Broadlane’s historical cost basis of capitalized software. A preliminary fair value estimate of developed technology assets has been included in the estimated intangibles as described in Item (f) below.

(e)	Reflects the preliminary estimated excess of purchase price over the fair values of assets acquired and liabilities assumed as a result of the assumed purchase price allocation (in thousands):

Unallocated excess purchase price	$559,958
Less: Broadlane’s historical goodwill	(184,115)

Net adjustment to goodwill	$375,843

(f)	Reflects the preliminary estimated fair value of intangible assets acquired (in thousands):

Non-compete agreement	1.5yr life	$2,900
Tradename	3yr life	4,300
Developed technology	5yr life	13,300
Customer relationship	10yr life	399,400

Total identified intangible assets acquired		$419,900
Less: Elimination of Broadlane’s existing intangible assets, net		(177,840)

Net adjustment to intangible assets		$242,060

The non-compete agreement, tradename, and developed technology assets will be amortized using the straight-line method over assumed estimated useful lives of one and one-half, three, and five years, respectively. The customer relationship identified intangible asset will be amortized over an estimated useful life of ten years based on the estimated pattern of economic benefit that is expected to be realized from the acquired customer relationships.
As noted above in Item (b), the amounts allocated to identified intangible assets and the assumed useful lives are based on estimates and the estimated amounts and useful lives may change materially based upon the final appraisals and valuation studies.

(g)	Reflects the capitalization of estimated financing costs in connection with the indebtedness we incurred in the Transactions consisting of the Credit Agreement Financing and Notes Offering, which will be amortized over the terms of the applicable indebtedness, less the elimination of MedAssets and Broadlane’s historical unamortized debt issuance costs and original issue discount, as follows (in thousands):

Estimated deferred financing costs related to the Transactions	$46,516
Write-off of MedAssets debt issuance costs (Item (p))	(4,558)
Write-off of Broadlane debt issuance costs	(2,131)
Termination of Broadlane interest rate cap (Item (a)(4))	(25)

Net adjustment to other assets	$39,802

(h)	Reflects the net adjustment to accounts payable as a result of reclassification of accrued payroll and benefits and other accrued expenses to conform to MedAssets’ presentation format (in thousands):

Accrued bonuses and employee benefits	$(5,906)
Other accrued expenses (Item (j))	(4,151)

Net adjustment to accounts payable	$(10,057)

(i)	Reflects the estimated preliminary fair value of accrued revenue share obligations related to the administrative fees receivable described in Item (c) above.

(j)	Reflects net adjustment to other accrued expenses as a result of the reclassification of certain current liabilities and adjustments as a result of the Transactions as follows (in thousands):

Other accrued expenses (Item (h))	$4,151
Accrued interest payments (Item (a)(4))	(2,048)
Adjustment to record preliminary fair value of accrued rent	(561)

Net adjustment to other accrued expenses	$1,542

(k)	Reflects adjustment to adjust deferred revenue to the estimated preliminary fair value of deferred revenue.

(l)	Reflects the estimated net adjustments to long-term debt based on the Transactions as follows (in thousands):

	Current	Long-Term
	Portion	Portion	Total Debt
New senior secured term loan facility	$6,352	$628,648	$635,000
Notes offering	—	325,000	325,000
New revolving credit facility borrowings	—	—	—
Write-off of Broadlane term loan original issue discount	—	2,340	2,340
Repayment of Broadlane existing credit facility	(10,228)	(168,872)	(179,100)
Repayment of MedAssets existing indebtedness	(2,499)	(171,016)	(173,515)

Net adjustments to long-term debt	$(6,375)	$616,100	$609,725

(m)	Reflects the preliminary estimated adjustments to net current deferred tax assets and net non-current deferred tax liabilities as follows (in thousands):

Reduction of Broadlane historical current deferred tax assets	$(7,212)
Estimated increase in current deferred tax assets as a result of the Transactions	667
Estimated increase in current deferred tax assets as a result the write-off MedAssets debt issuance costs (Item (p))	1,730

Net adjustments to current deferred tax assets	$(4,815)

Reduction of Broadlane historical non-current deferred tax liabilities	$(59,057)
Estimated increase in non-current deferred tax liabilities as a result of the Transactions	149,064

Net adjustments to non-current deferred tax liabilities	90,007

(n)	Reflects the preliminary estimated present value of the $125.0 million Deferred Payment Amount, discounted at 2.6%. The Deferred Payment Amount is payable on January 4, 2012. The seller is entitled to certain remedies detailed in the Purchase Agreement in the event we are unable to pay the Deferred Payment Amount on the due date. For purposes of the pro forma adjustments presented herein, we have assumed that the Deferred Payment Amount will be paid in the form of a cash payment on January 4, 2012.

(o)	Reflects the net adjustments to other long term liabilities as a result of the Transactions as follows (in thousands):

Termination of Broadlane’s interest rate swap agreement (Item (a)(4))	$(3,017)
Termination of MedAsset’s interest rate swap agreement (Item (a)(3))	(1,656)

Net adjustments to other long term liabilities	$(4,673)

(p)	Reflects the net adjustment to shareholders’ equity, as follows (in thousands):

Elimination of Broadlane’s historical additional paid in capital		$(203,391)
Reclassification into earnings of MedAssets interest rate swap, net of tax (1)		1,028
Elimination of Broadlane’s historical accumulated deficit	$24,741
Reclassification into earnings of MedAssets interest rate swap, net of tax (1)	(1,028)
Write-off of MedAssets debt issuance costs, net of tax (Item (g))(2)	(2,829)
Other financing and transactions costs (Item (a)(5))(3)	$(10,272)

Net adjustments to accumulated deficit		10,613

Net adjustments to shareholders’ equity		$(191,750)

(1)	MedAssets’ interest rate swap is designated as a highly effective cash flow hedge and is recorded at fair value net of tax in accumulated comprehensive loss. As a result of the termination in connection with the Transactions, the fair value of the interest rate swap, net of tax has been reclassified into earnings.

(2)	The estimated $4.6 million write-off of MedAssets’ historical debt issuance costs has been tax effected using the blended statutory rate of approximately 38% resulting in an estimated $2.8 million net of tax charge to earnings.

(3)	The other financing and transaction costs have not been tax effected as the tax deductibility of these costs will be determined based upon a study which is not yet complete. Therefore, no estimated tax effect related to these costs has been reflected in the pro forma financial information presented herein.

Unaudited pro forma condensed combined
statement of operations for the year ended
December 31, 2009

			Pro forma
(In thousands, except share and per share amounts)	MedAssets	Broadlane	adjustments(a)			Pro forma
Revenue
Administrative fees, net	$108,223	$117,730	$—			$225,953
Service fees	233,058	49,794	—			282,852

Total net revenue	341,281	167,524	—			508,805

Operating expenses
Cost of revenue	74,651	69,327	—			143,978
Product development expenses	18,994	13,275	—			32,269
Selling and marketing expenses	45,282	6,937	—			52,219
General and administrative expenses	110,661	30,822	—			141,483
Depreciation	13,211	9,169	(4,060)	(b	)	18,320
Amortization of intangibles	28,012	15,950	45,846	(c	)	89,808

Total operating expense	290,811	145,480	41,786			478,077
Operating income (loss)	50,470	22,044	(41,786)			30,728
Other income (expense)
Interest (expense)	(18,114)	(24,721)	(29,413)	(d	)	(72,248)
Loss on extinguishment of debt	—	(3,074)	3,074	(e	)	—
Other income (expense)	417	811	(756)	(f	)	472

Income (loss) before income taxes	32,773	(4,940)	(68,881)			(41,048)
Income tax expense (benefit)	12,826	(1,017)	(26,072)	(g	)	(14,263)

Net income (loss)	19,947	(3,923)	(42,809)			(26,785)

Income (loss) per share — basic	$0.36	—	—			$(0.49)
Income (loss) per share — diluted	$0.34	—	—			$(0.49)

Shares used in per share calculation — basic	54,841	—	—			54,841
Shares used in per share calculation — diluted	57,865	—	—			54,841
See notes to unaudited pro forma condensed combined statements of operations

Unaudited pro forma condensed combined
statement of operations for the nine months
ended September 30, 2010

			Pro forma
(In thousands, except share and per share amounts)	MedAssets	Broadlane	adjustments(a)			Pro forma
Revenue
Administrative fees, net	$84,437	$88,121	$—			$172,558
Service fees	199,948	42,525	—			242,473

Total net revenue	284,385	130,646	—			415,031

Operating expenses
Cost of revenue	67,176	58,777	—			125,953
Product development expenses	14,859	9,534	—			24,393
Selling and marketing expenses	35,348	5,909	—			41,257
General and administrative expenses	91,425	22,798	—			114,223
Acquisition related expenses	4,351	—	(1,546)	(h	)	2,805
Depreciation	14,068	7,938	(4,106)	(b	)	17,900
Amortization of intangibles	17,706	11,962	31,397	(c	)	61,065

Total operating expense	244,933	116,918	25,745			387,596
Operating income (loss)	39,452	13,728	(25,745)			27,435
Other income (expense)
Interest (expense)	(10,986)	(11,922)	(28,725)	(d	)	(51,633)
Loss on extinguishment of debt	—	(11,754)	11,754	(e	)	—
Other income	286	87	73	(f	)	446

Income (loss) before income taxes	28,752	(9,861)	(42,643)			(23,752)
Income tax expense (benefit)	11,477	(2,986)	(16,179)	(g	)	(7,688)

Net income (loss)	17,275	(6,875)	(26,464)			(16,064)

Income (loss) per share — basic	$0.31	—	—			$(0.29)
Income (loss) per share — diluted	$0.29	—	—			$(0.29)

Shares used in per share calculation — basic	56,238	—	—			56,238
Shares used in per share calculation — diluted	59,340	—	—			56,238
See notes to unaudited pro forma condensed combined statements of operations

Notes to unaudited pro forma condensed combined
statements of operations

(a)	Certain of the pro forma adjustments reflect our preliminary estimate of the purchase price and our preliminary estimated purchase price allocation related to the Acquisition. We have made significant assumptions and estimates in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase price in the unaudited pro forma financial statements contained herein. These preliminary estimates and assumptions may change materially during the measurement period (up to one year from the acquisition date) as we finalize the valuations of the net tangible assets, identified intangible assets, and resultant goodwill based upon finalization of appraisals and valuation studies that are not yet complete. The pro forma adjustments do not reflect the following material items that are expected to result directly from the Transactions and which are expected to impact our statement of operations within twelve months following the Transactions:

(i)	An estimated reduction of approximately $16.8 million of net administrative fee revenue (net of accrued revenue share obligations) related to administrative fees generated from customer purchases that occurred prior to the transaction date but were reported to us subsequent to the transaction date. Under our revenue recognition accounting policies, these administrative fees would ordinarily be recorded as revenue when reported to us; however, the acquisition method of accounting requires us to estimate the amount of purchases occurring prior to the transaction date and to record the fair value of the administrative fees to be received from those purchases as an account receivable and any corresponding revenue share obligation as a liability;

(ii)	Remaining transaction costs currently estimated at approximately $10.3 million relating to fees to investment bankers, attorneys, accountants and other professional advisors and other Transaction-related costs that will likely not be capitalized as deferred financing costs; and

(iii)	The effect of anticipated cost savings or operating efficiencies expected to be realized and related restructuring charges which will be material such as severance, relocation expenses, facility consolidation expenses, technology and infrastructure integration expenses, impairment of duplicative assets and other costs related to the integration of Broadlane into MedAssets.

(b)	For purposes of computing pro forma adjustments, we have estimated the fair value of tangible fixed assets acquired such as equipment, purchased software, furniture and fixtures and leasehold improvements of $13.9 million based on a preliminary valuation study (developed technology, which was previously included in property and equipment, is now included in intangible assets). These tangible fixed assets are being amortized using the straight-line method over their estimated useful lives of between three and five years, with the exception of leasehold improvements which will be depreciated over a useful life of less than one year based on the Company’s expected lease exit. As a result, the pro forma condensed combined statements of operations includes the following adjustments to depreciation expense (in thousands):

	Year ended	Nine Months ended
	December 31, 2009	September 30, 2010
Eliminate Broadlane historical depreciation expense	$(9,169)	$(7,938)
Record depreciation expense of fair valued assets	5,109	3,832

Total proforma adjustment to depreciation expense	$(4,060)	$(4,106)

(c)	For purposes of computing pro forma adjustments, we have estimated a fair value adjustment for identifiable assets such as a non-compete agreement, developed technology assets, tradenames and customer relationship assets of $419.9 million based on a preliminary valuation study. The non-compete agreement, tradenames and developed technology assets are being amortized using the straight-line method over assumed estimated useful lives of one and one-half, three, and five years, respectively. Costs related to the customer relationship identified intangible asset are being amortized over an estimated useful life of ten years based on the estimated pattern of economic benefit that is expected to be realized from the customer relationships. As a result, the pro forma condensed consolidated statements of operations includes the following incremental adjustments to amortization expense (in thousands):

	Year ended	Nine Months ended
	December 31, 2009	September 30, 2010
Eliminate Broadlane historical amortization expense	$(15,950)	$(11,962)
Record amortization expense of fair valued assets	61,796	43,359

Total proforma adjustment to amortization expense	$45,846	$31,397

The estimated five year impact on operating results using the expected pattern of economic benefit of the customer relationship identified intangible asset is as follows (in thousands):

Yr 1	$55,769
Yr 2	52,430
Yr 3	48,923
Yr 4	45,751
Yr 5	$42,411

The remaining excess of the estimated preliminary purchase price over the fair value of tangible and identifiable intangible assets acquired and liabilities assumed is recorded as goodwill. Goodwill is not amortized but will be subject to annual impairment tests in accordance with generally accepted accounting principles. As noted, the estimated amounts allocated to identified intangible assets and the assumed useful lives are based on preliminary valuation studies and the amounts and useful lives are subject to change based upon the final appraisals and valuation studies, which may differ materially from the pro forma amounts presented herein.

(d)	We have preliminarily assumed there are no specific embedded features in the debt instruments, including embedded derivatives. These estimates are preliminary and actual results could differ materially from the pro forma amounts presented herein. The following reflects pro forma adjustments to estimated interest expense (in thousands):

		Nine Months
	Year ended	ended
	December 31,	September 30,
	2009	2010
New senior secured term loan facility(1)	$33,212	$24,691
Notes offering(2)	26,000	19,500
New revolving credit facility borrowings(3)	—	—
Fees on outstanding letters of credit(4)	38	28
Commitment fees(5)	1,118	838

Total pro forma increase to cash interest expense	60,368	45,057
Amortization of capitalized debt issuance costs(6)	7,442	5,556
Interest accretion on deferred payment amount (7)	3,457	293

Total pro forma increase to total interest expense	71,268	50,906
Less: Reduction of MedAsset’s existing interest expense and fees(8)	(17,134)	(10,259)
Less: Broadlane’s historical interest expense and fees(9)	(24,721)	(11,922)

Total pro forma adjustment to interest expense	$29,413	$28,725

(1)	Reflects estimated pro forma interest expense on the new $635.0 million senior secured term loan facility at a minimum LIBOR rate of 1.50% plus an applicable margin of 3.75%. The calculation of the estimated pro forma interest expense is inclusive of quarterly principal repayments as per the terms of the senior secured credit facility. A 0.125% increase in the interest rate on the floating rate debt would result in an increase in total annual pro forma interest expense of approximately $0.8 million.

(2)	Reflects pro forma interest expense on the $325.0 million notes offering at 8.0% per annum.

(3)	Reflects no assumed borrowings under the new revolving credit facility. Interest on any borrowings under the new revolving credit facility would be based on one-month LIBOR for each period plus an applicable margin of 3.75%.

(4)	Reflects pro forma annual fees of 3.75% on average assumed outstanding letters of credit of $1.0 million.

(5)	Reflects pro forma commitment fees of 0.75% on the unused portion of the new revolving credit facility.

(6)	Reflects non-cash amortization of estimated capitalized deferred financing costs related to the Transactions over the term of the related facilities.

(7)	Reflects non-cash interest to accrete Deferred Payment Amount to face value.

(8)	Reflects MedAssets’ historical interest expense on its existing term loan, letter of credit fees and commitment fees on its unused revolving credit facility. Excludes interest expense on our finance obligation.

(9)	Reflects Broadlane’s historical interest expense on its existing senior term loan and commitment fees on its unused revolving credit facility.

(e)	Reflects the pro forma adjustment to eliminate the loss on extinguishment of debt from Broadlane’s historical statements of operations relating to Broadlane’s refinancing of their senior term loan. Broadlane’s refinancing would not have occurred had the Transactions been completed as of the beginning of the period as the recorded loss was directly impacted by the Transactions; therefore, the loss was eliminated in the pro forma condensed consolidated statements of operations.

(f)	Reflects the pro forma adjustment to eliminate the effect of Broadlane’s interest rate swap and interest rate cap from Broadlane’s historical statements of operations. These transactions would not have occurred had the Transactions been completed as of the beginning of the period as the recorded amounts were directly impacted by the Transactions; therefore, they were eliminated in the pro forma condensed consolidated statements of operations.

(g)	Represents the estimated pro forma tax adjustment resulting from the combination of the consolidated tax groups of MedAssets and Broadlane, consideration of their resulting tax attributes and the impact of the pro forma adjustments. The amount was calculated using the MedAssets blended statutory tax rate for each applicable period. The adjustment is preliminary and may change materially based upon a study that is not yet complete.

(h)	Represents the elimination of approximately $1.5 million of transaction costs attributable to professional advisors and other fees directly associated with the completion of the Acquisition which were recorded in MedAssets’ historical statement of operations for the nine months ended September 30, 2010.